CSW Energy, Inc.
                              Statements of Income
                For the Twelve Months Ended June 30, 1998 & 1997
                                   (Unaudited)
                                    ($000's)

                                                     June 30           June 30
                                                      1998              1997
                                                    ----------         --------
OPERATING REVENUE:
      Equity in income from energy projects          $ 14,510         $ 18,698
      Electric and Thermal Revenue                     51,571                -
      Operation and maintenance services                5,101            4,016
      Other                                             3,442              450
                                                    ----------         --------
              Total operating revenue                  74,624           23,164


OPERATING EXPENSES:
      Salaries, wages, and benefits                     5,611            5,198
      Fuel expense                                     32,695               39
      Loss on construction contract                         -                7
      Operation and maintenance services               14,271            2,644
      General and administrative                        6,301            3,063
                                                    ----------         --------
              Total operating expenses                 58,878           10,951
                                                    ----------         --------

INCOME FROM OPERATIONS                                 15,746           12,213

OTHER INCOME (EXPENSE)
      Interest income                                  16,873            4,844
      Interest expense                                (21,435)          (8,730)
      Other, net                                           64              872
                                                    ----------         --------
              Total other income (expense)             (4,498)          (3,014)
                                                    ----------         --------

INCOME (LOSS) BEFORE INCOME TAXES                      11,248            9,199

PROVISION (BENEFIT) FOR INCOME TAXES                    4,514            3,575
                                                    ----------         --------

              Net income (loss)                       $ 6,734          $ 5,624
                                                    ==========         ========